Exhibit 10.23

TURTLE BEACH CORPORATION
2013 STOCK-BASED INCENTIVE COMPENSATION PLAN
OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”), dated as of [________] (the “Grant Date”), is by and between Turtle Beach Corporation, a Nevada corporation (the “Company”), and [________] (the “Optionee”)

WITNESSETH:

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares of the Company as hereinafter provided, in accordance with the provisions of the Turtle Beach Corporation 2013 Stock-Based Incentive Compensation Plan (the “Plan”), a copy of which is attached hereto as Exhibit A;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Option. The Company hereby grants to the Optionee a Non-Qualified Stock Option (the “Option”) to purchase [____] shares of the Company’s common stock (the “Shares”). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time.
2.    Purchase Price. The exercise price of the Shares covered by the Option shall be $[____] per Share (the “Option Price”).
3.    Option Term. Unless earlier terminated pursuant to any provision of the Plan or this Agreement, the Option shall expire on the tenth anniversary of the Grant Date (the “Expiration Date”). The Option shall not be exercisable after the Expiration Date.
4.    Vesting. Subject to the Optionee’s continuing employment in good standing with the Company or any Subsidiary or Affiliate, the Option shall vest and become exercisable (i) with respect to 1/4th of the underlying Shares on the first anniversary of the Grant Date and (ii) with respect to 1/48th of the underlying shares on the [___] day of each month thereafter.
5.    Effect of Termination of Service. If the Optionee ceases to be employed by the Company or any Subsidiary or Affiliate for any reason, the unvested portion of the Option shall immediately cease to vest and be forfeited with no compensation due to the Optionee, and, unless the Optionee is terminated for cause, the vested portion of the Option shall remain exercisable until the earlier of (i) the date that is three months following the Optionee’s termination date and (ii) the Expiration Date. [Notwithstanding the foregoing, if the Optionee’s employment is terminated by the Company or any Subsidiary or Affiliate without cause during the one year period beginning on the date of a Change in Control, the unvested portion of the Option shall vest and remain exercisable in accordance with the immediately preceding sentence.]
6.    [Change in Control. Except as provided in Section 5 above or as otherwise determined by the Committee pursuant to Section 4.3 of the Plan, a Change in Control shall have no effect on the vesting or exercisability of the Option.]
7.    Method of Exercise. The Optionee may exercise the Option by delivering notice to the Company in a form specified or accepted by the Committee and signed by the Optionee or the person then having the right to exercise the Option, specifying the number of Shares with respect to which the Option is being exercised and the Option Price per Share, and paying to the Company the aggregate Option Price. The aggregate Option Price must be paid within three days of the date of exercise: (i) in cash, (ii) with the proceeds received from a broker-dealer whom the Optionee has authorized to sell all or a portion of the Shares covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Optionee and valued at Fair Market Value on the date of exercise. The Option may be exercised only for a whole number of Shares.
8.    Transferability of Option. Except as provided in the Plan, the Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.
9.    Rights as a Shareholder. The Optionee shall have no rights of a shareholder with respect to the Shares underlying the Option (including no right to receive dividends or to vote shares) unless and until such Shares are transferred to the Optionee upon the exercise of the Option.
10.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Optionee any right to be retained in any position with the Company or any Subsidiary or Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any Subsidiary or Affiliate to terminate the Optionee’s employment or other service-relationship, at any time, with or without cause.
11.    Plan Terms; Definitions. This Option is issued under the Plan and governed by its terms. Except as specifically set forth herein, in the event of any inconsistency in the Plan and this Agreement, the Plan’s terms control. Any term capitalized herein that is not separately defined shall have the meaning set forth in the Plan.
12.    Governing Law. To the extent that Federal laws do not otherwise control, the validity and construction of this Agreement shall be construed and enforced in accordance with the laws of the State of California, but without giving effect to the choice of law principles thereof.

13.    Withholding of Taxes. Prior to the issuance of Shares upon the exercise of the Option, the Optionee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by tendering a cash payment or, with the prior consent of the Committee in its sole discretion, by (a) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (b) delivering to the Company previously owned and unencumbered shares of Common Stock. The Company has the right to withhold such amounts from any compensation paid to a Participant.
14.    Entire Agreement; Receipt of Documents. This Agreement and the Plan set forth the entire understanding of the parties hereto and supersede all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement, represents that he or she has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement.
15.    Counterparts. This Agreement may be executed and delivered in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective only when counterparts have been executed and delivered by all parties whose names are set forth on the signature page(s) hereof. Any signature delivered by fax or in pdf format shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.

OPTIONEE    TURTLE BEACH CORPORATION

____________________________    By:__________________________________
Optionee’s Signature    Title:

____________________________    _____________________________________
Date    Date

[EXHIBIT A – COPY OF PLAN]